BOARD RESOLUTION APPROVING THE MAJORITY SHAREHOLDERS AGREEMENT OF

Wall street Media Co, Inc.

Duly Adopted On July 10th 2014

APPROVAL OF MAJORITY SHAREHOLDERS AGREEMENT

IT IS RESOLVED that the corporation intervene for the Majority Shareholders Agreement to be signed this day by the majority shareholders of the corporation, a copy of which has been submitted to the Board of Directors.

IT IS RESOLVED that Jerrold D. Burden, the Chairman/CEO of the corporation, be authorized to sign the aforementioned majority Shareholders Agreement, for and on behalf of the corporation.

RESOLVED FURTHER, that the officers of Wall Street Media Co, Inc. are, and each acting alone is, hereby authorized and directed to take such further action as may be necessary, appropriate or advisable to implement this resolution and amendment and any such prior actions are hereby ratified; and

I, the undersigned, and the sole director hereby certify that Wall Street Media Co, Inc. is comprised of 1 Board member, and that constitutes a quorum, held a meeting with the majority shareholders present at a meeting duly and regularly called, noticed, convened and held this 10th day of July, and that the foregoing Resolution was duly adopted at said meeting by the affirmative vote of 1 board member, and opposed by none, and that said Resolution has been duly recorded in the Minute Book and is in full force and effect.

WHEREAS, pursuant to State of Nevada, the Corporation Laws and the Bylaws of this corporation, it is deemed desirable and in the best interests of this corporation that the following actions be taken by the majority stockholders of this corporation pursuant to this Written Consent.

NOW, THEREFORE, BE IT RESOLVED that the undersigned stockholders of this corporation hereby consent to approve and adopt the following:

The cancellation of an indebtedness of $10,000 in the form of a promissory note, incurred in March of 2014, for the purchase of a domain property. Said domain name property is known as wall-street.com.

It is the consensus of the majority shareholders of this corporation that it is in the best interest of the corporation to cancel any debt or financial obligation that adds unnecessary indebtedness to the corporation. The domain property will be released by the corporation and returned to the note holder without further obligation or indebtedness. The corporation indemnifies the seller from any and all action associated with this acceleration of the cancellation of the promissory note.

RESOLVED, that the Bylaws, which were adopted and approved by the incorporator of this corporation are hereby ratified, approved and adopted as the Bylaws of this corporation. The Bylaws are filed with the state of Nevada, and are a matter of public record.

RESOLVED FURTHER, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

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This written consent shall be filed in the Minute Book of this corporation and become a part of the records of this corporation.

THE ABOVE-MENTIONED RESOLUTIONS ARE DULY PASSED BY ALL THE DIRECTORS OF THE CORPORATION IN ACCORDANCE WITH THE PROVISIONS OF ALL APPLICABLE LAWS.

DIRECTOR Jerrold D. Burden

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